UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/18/2007

MONITRONICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-110025

Texas	742719343
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2350 Valley View Lane, Suite 100, Dallas, Texas 75234
(Address of principal executive offices, including zip code)

(972) 243-7443
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On May 18, 2007, Monitronics International, Inc. (the "Company") announced that it had commenced a cash tender offer to purchase any and all of the outstanding 11.75% Senior Subordinated Notes due 2010 (the "Notes") (CUSIP No. 609453AE5) of the Company and a related consent solicitation to amend the indenture pursuant to which the Notes were issued. The tender offer and consent solicitation are made upon the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated May 18, 2007 and the related Letter of Transmittal and Consent. The Company issued a press release announcing the tender offer and consent solicitation on May 18, 2007, a copy of which is furnished as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d)      Exhibits

99.1    Press Release dated May 18, 2007 with regard to the cash tender offer and related consent solicitation for the 11.75% Senior Subordinated Notes due 2010 issued by Monitronics International, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONITRONICS INTERNATIONAL, INC.

Date: May 18, 2007	By:	/s/ Michael R. Meyers
Michael R. Meyers
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated May 18, 2007 with regard to the cash tender offer and related consent solicitation for the 11.75% Senior Subordinated Notes due 2010 issued by Monitronics International, Inc.